UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

Lifeward Ltd.

(Exact Name of Registrant as Specified in its Charter)

Israel	001-36612	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03          Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the disclosure set forth in Item 5.03 is incorporated herein by reference.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2026 (the “Effective Date”), Lifeward Ltd. (the “Company”) effected a 1-for-12 reverse share split (the “Reverse Split”) of all of the Company’s ordinary shares, no par value per share (the “Ordinary Shares”), and, in connection therewith, adopted its Eighth Amended and Restated Articles of Association (the “Articles”).

As previously reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 6, 2026, the Company held its Extraordinary General Meeting of Shareholders (the “Meeting”) on January 6, 2026, at which the Company’s shareholders approved amendments to the Company’s Articles to effect (i) a reverse share split of the Company’s Ordinary Shares by a ratio within a range of 1-for-2 to 1-for-12, to be effective at the ratio and on a date to be determined by the Company’s Board of Directors (the “Board”), and (ii) an increase in the Company’s authorized share capital to up to 100,000,000 Ordinary Shares following implementation of the Reverse Split. On January 30, 2026, the Finance Committee of the Board (the “Finance Committee”) approved a reverse share split ratio of 1-for-12 and on February 16, 2026, the Finance Committee approved amendments to the Articles to reflect (i) the implementation of the Reverse Split effective February 24, 2026 and (ii) an increase in the Company’s authorized share capital to 100,000,000 Ordinary Shares following implementation of the Reverse Split.

The Reverse Split will apply to the Company’s outstanding warrants, including pre-funded warrants, and stock options. The number of the Company’s Ordinary Shares into which these outstanding securities are convertible or exercisable will be adjusted proportionately as a result of the Reverse Split. The exercise prices of any outstanding warrants or stock options will also be proportionately adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

The Company undertook the Reverse Split with the objective of meeting the minimum $1.00 per ordinary share bid price requirement for maintaining the listing of its Ordinary Shares on The Nasdaq Capital Market. As a result of the Reverse Split, the number of Ordinary Shares held by each shareholder of the Company automatically consolidated on a twelve (old) Ordinary Share for one (new) Ordinary Share basis. On the Effective Date, the Company’s 18,339,098 Ordinary Shares issued and outstanding were reduced to approximately 1,528,098 Ordinary Share issued and outstanding, and the total number of the Company’s authorized Ordinary Shares under its Articles was increased from 75,000,000 Ordinary Shares to 100,000,000 Ordinary Shares. No fractional shares were issued in connection with the Reverse Split and fractions were rounded down to the nearest whole share.

The Company’s Ordinary Shares began trading on a split-adjusted basis on The Nasdaq Capital Market on February 24, 2026, and will continue to trade under its existing symbol “LFWD.” The new CUSIP number for the Ordinary Shares following the Reverse Split is M8216Q309.

The summary of the amendments to the Articles contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.

Dated: March 2, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer